Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Monday, January 31, 2011
Gannett Co., Inc. Reports Fourth Quarter and Full Year Results
Reported Earnings per Diluted Share of $0.72
Non-GAAP Earnings per Diluted Share of $0.83
Non-GAAP Adjusted Net Income Increases 19% to $200 million
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that earnings per diluted share from continuing operations, on a GAAP (generally accepted accounting principles) basis, for the fourth quarter of 2010 were $0.72 compared to $0.54 for the fourth quarter of 2009. Earnings per diluted share from continuing operations for the 2010 fiscal year were $2.35 compared to $1.49 for the 2009 fiscal year. Results for both quarters and fiscal years included special items as noted below. Earnings per share excluding special items for the fourth quarter were $0.83 versus $0.70 last year on the same basis. Earnings per share excluding special items in 2010 were $2.44 compared to $1.85 in 2009 on the same basis.
Results for the fourth quarter of 2010 include $36.7 million of non-cash charges associated with facility consolidations and asset impairments ($24.4 million after-tax or $0.10 per share) and $3.6 million in costs due to workforce restructuring ($1.9 million after-tax or $0.01 per share). Results for the 2010 fiscal year include $59.7 million of non-cash charges associated with facility consolidations and asset impairments ($42.7 million after-tax or $0.18 per share), $11.7 million in costs due to workforce restructuring ($7.0 million after-tax or $0.03 per share), a $28.7 million ($0.12 per share) net tax benefit due primarily to the expiration of the statutes of limitations and the release of certain reserves related to the sale of a business in a prior year, and a $2.2 million ($0.01 per share) tax charge related to healthcare reform legislation.
Results for the fourth quarter of 2009 included $50.1 million of non-cash charges associated with facility consolidations and asset impairments ($36.3 million after-tax or $0.15 per share) and $3.4 million in costs due to workforce restructuring ($2.2 million after-tax or $0.01 per share). Results for the 2009 fiscal year include $170.2 million of non-cash charges associated with facility consolidations and asset impairments ($119.0 after-tax or $0.50 per share), $28.3 million in costs due to workforce restructuring ($17.9 million after-tax or $0.08 per share), a $42.7 million gain related to the company’s debt exchange ($26.1 million after-tax or $0.11 per share) and a $39.8 million settlement gain related to one of the company’s union pension plans ($24.7 million after-tax or $0.10 per share).
As previously reported, the company completed the sale of The Honolulu Advertiser and its related assets as well as a small directory publishing operation during the second quarter of 2010. Results for the fourth quarter and year-to-date periods exclude operating results from these former properties which have been reclassified to discontinued operations.
Tables 1 through 4 attached to this release reflect the company’s results prepared in accordance with GAAP and include the effect of these special items. Tables 5 through 9 provide information regarding income statement and segment results excluding these special items.
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“We are pleased with the positive results we delivered this year. Our performance was driven by the successful execution of strategic initiatives we implemented across the company. Given the rapidly shifting media landscape, we further accelerated our transformation to position Gannett to continue to adapt and operate successfully as our industry evolves. Throughout 2010, we enhanced service to our advertisers, created and customized attractive multiplatform content that our customers are demanding and improved our production and distribution functions. As a result of these actions, we improved the profitability of each business segment and generated operating cash flow of $1.3 billion this year despite the challenging operating environment,” said Craig Dubow, chairman and chief executive officer.
“Broadcasting had an outstanding year in terms of ratings, revenue and profitability. Operating income in Broadcasting in 2010 grew over 50 percent and significantly exceeded 2008 results, which was a Presidential election year. Strong results in the Digital segment, particularly at CareerBuilder, also contributed to our earnings growth. In our Publishing segment, revenue comparisons finished the year better than they started. Reflecting the state of the U.S. economy, there were bright spots in auto and employment classified in our domestic publishing operations, although real estate continued to be soft. Without a doubt, Gannett today is a stronger company than it was at the beginning of 2010, and we are focused on continuing to create value for our shareholders in the year ahead,” continued Dubow.
CONTINUING OPERATIONS
Amounts reported in accordance with GAAP are contained in Tables 1 through 4. However, certain amounts included in the following discussion of results exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 9 attached to this news release.
Net income attributable to Gannett on a non-GAAP basis totaled $200.5 million, a 19.1 percent increase from the fourth quarter last year. On the same basis, pre-tax income increased 16.1 percent in the quarter to $309.0 million from $266.1 million in the fourth quarter of 2009. Revenue growth overall combined with expense management resulted in significantly higher operating income and operating cash flow (a non-GAAP term defined as operating income plus special items, depreciation and amortization) in the quarter. Non-GAAP operating income was $347.3 million compared to $302.7 million last year, an increase of 14.7 percent. Operating cash flow was 11.0 percent higher and totaled $399.4 million compared to $359.9 million in the fourth quarter last year.
Reported operating revenues for the company increased to $1.5 billion in the fourth quarter, which continued the sequential improvement for year-over-year comparisons for each quarter in 2010. The relative improvement of certain sectors of the U.S. economy, strong political advertising in the Broadcasting segment, as well as better revenue results in the Digital segment drove the revenue growth.
Operating expenses on a non-GAAP basis were $1.1 billion compared to $1.2 billion in the fourth quarter last year. The 3.4 percent decline reflects efficiency efforts and facility consolidations in this and prior quarters offset partially by higher newsprint expense for Publishing and higher Broadcasting expenses associated with the segment’s sharp revenue gains.
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Total reported operating revenues for the full year were $5.4 billion, a decline of just 1.3 percent from $5.5 billion in 2009. Advertising revenue of $107 million in the Broadcasting segment associated with the elections and the Winter Olympic Games and higher core television advertising contributed to the revenue results as did a 5.5 percent increase in Digital segment revenues. Non-GAAP operating expenses were down 6.4 percent primarily due to the impact of cost efficiency efforts company-wide and a substantial decline in newsprint expense offset partially by higher expenses in Broadcasting related to higher revenue. On a non-GAAP basis, operating income totaled $1.1 billion, an increase of 27.1 percent compared to 2009, and net income attributable to Gannett was $590.5 million, up 35.0 percent from $437.5 million in 2009.
PUBLISHING
Publishing segment operating revenues were $1.1 billion for the quarter, a decline of 4.7 percent compared to the fourth quarter in 2009. Sequential improvement in year-over-year comparisons for the retail and classified categories as well as circulation and other revenue was offset by a decline in national advertising. On a two-year comparison basis, publishing operating revenues in the fourth quarter were almost 8 percentage points better than third quarter comparisons and were the best quarterly comparisons for the year.
As noted, the company completed the sale of The Honolulu Advertiser and its related assets as well as a small directory publishing operation during the second quarter of 2010. Revenue associated with these businesses, now reflected as discontinued operations, totaled approximately $30 million in the fourth quarter of 2009.
Advertising revenues totaled $722.3 million compared to $767.6 million for the fourth quarter last year, a 5.9 percent decline. In the U.S., advertising revenues were 4.8 percent lower while at Newsquest, our operations in the UK, advertising revenues lagged last year by 7.9 percent, in pounds.
Ad revenue percentage changes for the retail, national and classified categories for the publishing segment for the quarter were as follows:
Fourth Quarter 2010 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S. Publishing	Newsquest	Segment	Publishing
	(including USA TODAY)	(in pounds)	(constant currency)	Segment

Retail	(4.5%)	(5.9%)	(4.6%)	(4.9%)
National	(8.0%)	(1.6%)	(7.6%)	(7.8%)
Classified	(2.2%)	(10.2%)	(4.3%)	(5.1%)

	(4.8%)	(7.9%)	(5.2%)	(5.9%)
National advertising was 7.8 percent lower in the quarter. Stronger national advertising at U.S. Community Publishing was more than offset by softer advertising demand at USA TODAY and its associated businesses. For USA TODAY, while there was solid growth in the travel and financial categories, several other key categories including technology, telecommunications, automotive and
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advocacy lagged last year. Paid advertising pages totaled 680 compared with 705 in the fourth quarter last year. National advertising revenues, excluding USA TODAY and USA WEEKEND, were 2.7 percent higher in the fourth quarter.
Positive growth in the automotive and employment classified categories at our domestic publishing properties that began in the second quarter continued through the fourth quarter. The real estate category, reflecting housing issues nationwide, continued to lag. Classified advertising revenue comparisons for the fourth quarter on a two-year basis were the best quarterly comparisons of the year and almost 12 percentage points better than the two-year comparison for the third quarter.
The percentage changes in the classified categories for the fourth quarter of 2010 were as follows:
Fourth Quarter 2010 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S.	Newsquest	Segment	Publishing
	Publishing	(in pounds)	(constant currency)	Segment
Automotive	7.4%	(5.7%)	5.3%	4.8%
Employment	10.3%	(21.3%)	(1.5%)	(2.7%)
Real Estate	(19.4%)	(3.6%)	(14.9%)	(15.5%)
Legal	(13.6%)	—	(13.6%)	(13.6%)
Other	(3.2%)	(7.3%)	(4.6%)	(5.6%)

	(2.2%)	(10.2%)	(4.3%)	(5.1%)
Digital revenues in our Publishing segment were up in the quarter in the U.S. as well as at Newsquest in the UK. U.S. Community Publishing digital revenues were 15.8 percent higher reflecting increases in virtually every category. Digital advertising revenues at USA TODAY jumped 19.0 percent in the quarter.
On a non-GAAP basis, publishing operating expenses declined 5.2 percent to $854.9 million compared to $901.9 million in the fourth quarter last year. The impact of continuing efficiency efforts and facility consolidations offset, in part, by higher newsprint expense drove the decline. Newsprint expense was up 18.3 percent due to significantly higher newsprint usage prices offset partially by a 6.5 percent decline in consumption. Non-GAAP publishing segment operating expenses excluding newsprint were 7.3 percent lower in the quarter. Newsprint usage price comparisons in the first quarter of 2011 are expected to be unfavorable and consumption is expected to be lower.
Non-GAAP operating income was $208.1 million compared to $212.9 million in the fourth quarter of 2009. Publishing segment operating cash flow totaled $240.2 million. Non-GAAP operating income and operating cash flow for the Publishing segment, excluding newsprint, increased 3.0 percent and 1.2 percent, respectively, in the fourth quarter this year compared to the fourth quarter last year.
BROADCASTING
On a non-GAAP basis, operating income was 46.9 percent higher and totaled $116.3 million in the quarter compared to $79.2 million in the fourth quarter last year. Operating cash flow increased 41.3 percent to $123.8 million. Fourth quarter non-GAAP operating income and operating cash flow
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significantly exceeded these amounts on the same basis in the fourth quarter of 2008 even though 2008 benefited from higher Presidential election year spending.
Broadcasting revenues (which include Captivate) were $232.8 million in the quarter, up 27.1 percent compared to the fourth quarter of 2009, reflecting strong advertising demand bolstered by higher political spending and a significant increase in Captivate revenues, up 43.8 percent.
Television revenues were $220.2 million compared to $174.5 million in the fourth quarter last year reflecting significantly higher political spending which totaled $52.4 million and growth in core advertising. Advertising revenues, excluding political, were up 1.2 percent reflecting solid core advertising demand tempered by the displacement effect of substantial political ad demand. Retransmission revenues were up 15.9 percent and totaled $16.4 million in the fourth quarter and $63.3 million for the full year. Television faces several revenue headwinds in the first quarter of 2011 including the absence of $18.6 million in Olympic spending that benefitted our NBC affiliated stations in the first quarter of 2010 as well as $3.3 million in politically related advertising and $2.2 million in ad demand related to the Super Bowl. Despite these headwinds, and based on current trends, we expect the percentage increase in total television revenues to be in the very low single digits for the first quarter of 2011 compared to the first quarter of 2010.
Non-GAAP Broadcasting segment operating expenses were $116.5 million in the fourth quarter compared to $104.0 million in the fourth quarter of 2009. The 12.0 percent increase reflects higher sales and marketing costs.
DIGITAL
On a non-GAAP basis, Digital segment operating income was $37.8 million, 45.3 percent higher than the fourth quarter last year. Operating cash flow was $45.2 million compared to $34.4 million a year ago, a 31.3 percent increase. Operating revenues were 5.2 percent higher in the quarter and totaled $165.8 million compared with $157.7 million in 2009. The increase reflects particularly strong employment advertising demand at CareerBuilder. Non-GAAP operating expenses were $128.1 million, 2.8 percent lower than last year on a comparable basis.
Digital revenues company-wide including the Digital segment and all digital revenues generated by the other business segments were up 10.2 percent and totaled over $271 million for the quarter, approximately 19 percent of total operating revenues. For the full year, total digital revenue was approximately $1.0 billion, 18.1 percent of total operating revenues and an increase of 8.0 percent.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.
Equity income in unconsolidated investees on a non-GAAP basis totaled $6.8 million compared to $8.0 million in last year’s fourth quarter. The decline reflects slightly lower results for certain of the newspaper partnerships and certain digital investments.
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Interest expense was $46.3 million compared to $44.8 million for the fourth quarter last year. While average debt balances were significantly lower during the quarter, the average interest rate was higher due to new longer term, fixed rate debt issuances early in the quarter. Total debt was reduced by over $67 million during the fourth quarter and by approximately $710 million for the year.
In addition, the company made a voluntary contribution to its pension plan of $100 million in the fourth quarter and $130 million in total during the 2010 fiscal year. These voluntary contributions as well as strong investment performance for the plan resulted in a substantial improvement in the funded status of the plan.
At the end of the 2010 fiscal year, our senior leverage ratio was 1.97 times, well within the ceiling of 3.5 times designated by our only financial covenant.
The company’s effective tax rate on a non-GAAP basis was 33.0 percent for the fourth quarter of 2010 compared with 34.9 percent for the comparable period in 2009. The lower rate for 2010 is due mainly to favorable audit settlements.
At the end of the quarter, Gannett had more than 100 domestic publishing web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had web sites in all of its 19 television markets. In December, Gannett’s consolidated domestic Internet audience share was 48.4 million unique visitors reaching 22.8 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted over 65 million monthly page impressions from approximately 8.8 million unique users in December. CareerBuilder’s unique visitors in the fourth quarter averaged 21.7 million, an increase of 21 percent from the fourth quarter last year.
* * * *
In addition to the results reported in accordance with GAAP included in this press release, the company has provided information regarding certain income statement and segment items excluding special items. Management believes results excluding these special items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Results excluding these special items should not be considered a substitute for these computations calculated in accordance with GAAP.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-516-2447 and international callers should dial 719-325-2172 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4086987. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 4086987. Materials related to the call will be available through the Investor Relations section of the company’s Web site Monday morning.
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Gannett Co., Inc. (NYSE: GCI) is an international news and information company operating on multiple platforms including the Internet, mobile, newspapers, magazines and TV stations. Gannett is an Internet leader with hundreds of newspaper and TV web sites; CareerBuilder.com, the nation’s top employment site; USATODAY.com; and more than 80 local MomsLikeMe.com sites. Gannett publishes 82 daily U.S. newspapers, including USA TODAY, the nation’s largest-selling daily newspaper, and more than 600 magazines and other non-dailies including USA WEEKEND. Gannett also operates 23 television stations in 19 U.S. markets. Gannett subsidiary Newsquest is one of the UK’s leading regional community news providers, with 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of web sites.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com
# # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 1

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Dec. 26, 2010	Dec. 27, 2009	(Dec)
Net Operating Revenues:
Publishing advertising	$722,297	$767,560	(5.9)
Publishing circulation	272,989	284,648	(4.1)
Digital	165,848	157,705	5.2
Broadcasting	232,779	183,171	27.1
All other	67,702	62,654	8.1

Total	1,461,615	1,455,738	0.4

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	755,451	783,515	(3.6)
Selling, general and administrative expenses, exclusive of depreciation	310,366	315,725	(1.7)
Depreciation	44,410	48,916	(9.2)
Amortization of intangible assets	7,656	8,208	(6.7)
Facility consolidation and asset impairment charges	33,964	46,265	(26.6)

Total	1,151,847	1,202,629	(4.2)

Operating income	309,768	253,109	22.4

Non-operating (expense) income:
Equity income in unconsolidated investees, net	4,063	4,150	(2.1)
Interest expense	(46,308)	(44,799)	3.4
Other non-operating items	1,194	190	***

Total	(41,051)	(40,459)	1.5

Income before income taxes	268,717	212,650	26.4
Provision for income taxes	84,800	75,293	12.6

Income from continuing operations	183,917	137,357	33.9
Income from the operation of discontinued operations, net of tax	—	3,755	***

Net income	183,917	141,112	30.3
Net income attributable to noncontrolling interest	(9,782)	(7,510)	30.3

Net income attributable to Gannett Co., Inc.	$174,135	$133,602	30.3

Income from continuing operations attributable to Gannett Co., Inc.	$174,135	$129,847	34.1
Income from the operation of discontinued operations, net of tax	—	3,755	***

Net income attributable to Gannett Co., Inc.	$174,135	$133,602	30.3

Earnings from continuing operations per share — basic	$0.73	$0.55	32.7
Earnings from discontinued operations
Discontinued operations per share — basic	—	0.02	***

Net income per share — basic	$0.73	$0.57	28.1

Earnings from continuing operations per share — diluted	$0.72	$0.54	33.3
Earnings from discontinued operations
Discontinued operations per share — diluted	—	0.02	***

Net income per share — diluted	$0.72	$0.56	28.6

Weighted average number of common shares outstanding
Basic	238,883	236,426	1.0
Diluted	242,448	239,598	1.2

Dividends per share	$0.04	$0.04	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 2

	Fifty-two	Fifty-two
	weeks ended	weeks ended	% Inc
	Dec. 26, 2010	Dec. 27, 2009	(Dec)
Net Operating Revenues:
Publishing advertising	$2,710,524	$2,888,034	(6.1)
Publishing circulation	1,086,702	1,144,539	(5.1)
Digital	618,259	586,174	5.5
Broadcasting	769,580	631,085	21.9
All other	253,613	259,771	(2.4)

Total	5,438,678	5,509,603	(1.3)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,980,465	3,230,176	(7.7)
Selling, general and administrative expenses, exclusive of depreciation	1,187,633	1,186,970	0.1
Depreciation	182,514	207,652	(12.1)
Amortization of intangible assets	31,362	32,983	(4.9)
Facility consolidation and asset impairment charges	57,009	132,904	(57.1)

Total	4,438,983	4,790,685	(7.3)

Operating income	999,695	718,918	39.1

Non-operating (expense) income:
Equity income in unconsolidated investees, net	19,140	3,927	***
Interest expense	(172,986)	(175,745)	(1.6)
Other non-operating items	111	22,799	(99.5)

Total	(153,735)	(149,019)	3.2

Income before income taxes	845,960	569,899	48.4
Provision for income taxes	244,013	191,328	27.5

Income from continuing operations	601,947	378,571	59.0
(Loss) income from the operation of discontinued operations, net of tax	(322)	3,790	***
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income	622,820	382,361	62.9
Net income attributable to noncontrolling interest	(34,619)	(27,091)	27.8

Net income attributable to Gannett Co., Inc.	$588,201	$355,270	65.6

Income from continuing operations attributable to Gannett Co., Inc.	$567,328	$351,480	61.4
(Loss) income from the operation of discontinued operations, net of tax	(322)	3,790	***
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income attributable to Gannett Co., Inc.	$588,201	$355,270	65.6

Earnings from continuing operations per share — basic	$2.38	$1.50	58.7
Earnings from discontinued operations
Discontinued operations per share — basic	—	0.02	***
Gain on disposal of publishing businesses per share — basic	0.09	—	***

Net income per share — basic	$2.47	$1.52	62.5

Earnings from continuing operations per share — diluted	$2.35	$1.49	57.7
Earnings from discontinued operations
Discontinued operations per share — diluted	—	0.02	***
Gain on disposal of publishing businesses per share — diluted	0.08	—	***

Net income per share — diluted	$2.43	$1.51	60.9

Weighted average number of common shares outstanding
Basic	238,230	233,683	1.9
Diluted	241,605	236,027	2.4

Dividends per share	$0.16	$0.16	—

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 3

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Dec. 26, 2010	Dec. 27, 2009	(Dec)
Net Operating Revenues:
Publishing	$1,062,988	$1,114,862	(4.7)
Digital	165,848	157,705	5.2
Broadcasting	232,779	183,171	27.1

Total	$1,461,615	$1,455,738	0.4

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$172,092	$188,351	(8.6)
Digital	36,784	1,443	***
Broadcasting	115,757	78,696	47.1
Corporate	(14,865)	(15,381)	(3.4)

Total	$309,768	$253,109	22.4

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$65,657	$57,927	13.3
Digital	7,389	32,955	(77.6)
Broadcasting	7,880	8,895	(11.4)
Corporate	5,104	3,612	41.3

Total	$86,030	$103,389	(16.8)

Operating Cash Flow:
Publishing	$237,749	$246,278	(3.5)
Digital	44,173	34,398	28.4
Broadcasting	123,637	87,591	41.2
Corporate	(9,761)	(11,769)	(17.1)

Total	$395,798	$356,498	11.0

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 4

	Fifty-two weeks ended	Fifty-two weeks ended	% Inc
	Dec. 26, 2010	Dec. 27, 2009	(Dec)
Net Operating Revenues:
Publishing	$4,050,839	$4,292,344	(5.6)
Digital	618,259	586,174	5.5
Broadcasting	769,580	631,085	21.9

Total	$5,438,678	$5,509,603	(1.3)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$647,741	$516,328	25.5
Digital	83,355	43,295	92.5
Broadcasting	329,245	216,101	52.4
Corporate	(60,646)	(56,806)	6.8

Total	$999,695	$718,918	39.1

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$170,073	$255,733	(33.5)
Digital	43,313	59,489	(27.2)
Broadcasting	40,460	42,640	(5.1)
Corporate	17,039	15,677	8.7

Total	$270,885	$373,539	(27.5)

Operating Cash Flow:
Publishing	$817,814	$772,061	5.9
Digital	126,668	102,784	23.2
Broadcasting	369,705	258,741	42.9
Corporate	(43,607)	(41,129)	6.0

Total	$1,270,580	$1,092,457	16.3

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding certain income statement and segment items excluding special items. Management believes results excluding these special items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Results excluding these special items should not be considered a substitute for these computations calculated in accordance with GAAP.
Tables No. 5 through No. 8 reconcile these measures prepared in accordance with GAAP to these measures excluding special items:
Table No. 5

				Non-GAAP
	GAAP Measure	Special Items		Measure
		Workforce	Facility
	Thirteen	restructuring	consolidation and	Thirteen
	weeks ended	and other benefit	asset impairment	weeks ended
	Dec. 26, 2010	related items	charges	Dec. 26, 2010

Cost of sales and operating expenses, exclusive of depreciation	$755,451	$(2,333)	$—	$753,118
Selling, general and administrative expenses, exclusive of depreciation	310,366	(1,235)	—	309,131
Facility consolidation and asset impairment charges	33,964	—	(33,964)	—
Operating expenses	1,151,847	(3,568)	(33,964)	1,114,315
Operating income	309,768	3,568	33,964	347,300
Equity income in unconsolidated investees, net	4,063	—	2,731	6,794
Income before income taxes	268,717	3,568	36,695	308,980
Provision for income taxes	84,800	1,648	12,252	98,700
Net income	183,917	1,920	24,443	210,280
Net income attributable to Gannett Co., Inc.	174,135	1,920	24,443	200,498
Net income per share — diluted	$0.72	$0.01	$0.10	$0.83

					Non-GAAP
	GAAP Measure	Special Items			Measure
		Workforce	Facility
	Thirteen	restructuring	consolidation and		Thirteen
	weeks ended	and other benefit	asset impairment	Discontinued	weeks ended
	Dec. 27, 2009	related items	charges	operations	Dec. 27, 2009

Cost of sales and operating expenses, exclusive of depreciation	$783,515	$(2,728)	$—	$—	$780,787
Selling, general and administrative expenses, exclusive of depreciation	315,725	(633)	—	—	315,092
Facility consolidation and asset impairment charges	46,265	—	(46,265)	—	—
Operating expenses	1,202,629	(3,361)	(46,265)	—	1,153,003
Operating income	253,109	3,361	46,265	—	302,735
Equity income in unconsolidated investees, net	4,150	—	3,864	—	8,014
Income before income taxes	212,650	3,361	50,129	—	266,140
Provision for income taxes	75,293	1,200	13,800	—	90,293
Net income	141,112	2,161	36,329	(3,755)	175,847
Net income attributable to Gannett Co., Inc.	133,602	2,161	36,329	(3,755)	168,337
Net income per share — diluted	$0.56	$0.01	$0.15	$(0.02)	$0.70

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
Table No. 6

						Non-GAAP
	GAAP Measure	Special Items				Measure
				Tax benefit -
				reserve release
				upon expiration
		Workforce	Facility	of statute of
		restructuring	consolidation	limitations, net
	Fifty-two	and other	and asset	of tax change		Fifty-two
	weeks ended	benefit	impairment	for health care	Discontinued	weeks ended
	Dec. 26, 2010	related items	charges	legislation	operations	Dec. 26, 2010

Cost of sales and operating expenses, exclusive of depreciation	$2,980,465	$(9,480)	$—	$—	$—	$2,970,985
Selling, general and administrative expenses, exclusive of depreciation	1,187,633	(2,176)	—	—	—	1,185,457
Facility consolidation and asset impairment charges	57,009	—	(57,009)	—	—	—
Operating expenses	4,438,983	(11,656)	(57,009)	—	—	4,370,318
Operating income	999,695	11,656	57,009	—	—	1,068,360
Equity income in unconsolidated investees, net	19,140	—	2,731	—	—	21,871
Income before income taxes	845,960	11,656	59,740	—	—	917,356
Provision for income taxes	244,013	4,648	17,052	26,500	—	292,213
Net income	622,820	7,008	42,688	(26,500)	(20,873)	625,143
Net income attributable to Gannett Co., Inc.	588,201	7,008	42,688	(26,500)	(20,873)	590,524
Net income per share — diluted	$2.43	$0.03	$0.18	$(0.11)	$(0.08)	$2.44	(a)

(a)	Total per share amount does not sum due to rounding.

							Non-GAAP
	GAAP Measure	Special Items					Measure
		Workforce	Facility
		restructuring	consolidation
	Fifty-two	and other	and asset				Fifty-two
	weeks ended	benefit	impairment		Debt	Discontinued	weeks ended
	Dec. 27, 2009	related items	charges	Pension gain	exchange gain	operations	Dec. 27, 2009

Cost of sales and operating expenses, exclusive of depreciation	$3,230,176	$(23,612)	$—	$39,835	$—	$—	$3,246,399
Selling, general and administrative expenses, exclusive of depreciation	1,186,970	(4,659)	—	—	—	—	1,182,311
Facility consolidation and asset impairment charges	132,904	—	(132,904)	—	—	—	—
Operating expenses	4,790,685	(28,271)	(132,904)	39,835	—	—	4,669,345
Operating income	718,918	28,271	132,904	(39,835)	—	—	840,258
Equity income in unconsolidated investees, net	3,927	—	9,302	—	—	—	13,229
Other non-operating items	22,799	—	28,035	—	(42,746)	—	8,088
Income before income taxes	569,899	28,271	170,241	(39,835)	(42,746)	—	685,830
Provision for income taxes	191,328	10,411	51,268	(15,100)	(16,671)	—	221,236
Net income	382,361	17,860	118,973	(24,735)	(26,075)	(3,790)	464,594
Net income attributable to Gannett Co., Inc.	355,270	17,860	118,973	(24,735)	(26,075)	(3,790)	437,503
Net income per share — diluted	$1.51	$0.08	$0.50	$(0.10)	$(0.11)	$(0.02)	$1.85	(a)

(a)	Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 7

				Non-GAAP
	GAAP Measure	Special Items		Measure
		Workforce	Facility
	Thirteen	restructuring	consolidation and	Thirteen
	weeks ended	and other benefit	asset impairment	weeks ended
	Dec. 26, 2010	related items	charges	Dec. 26, 2010
Operating Income
Publishing	$172,092	$2,437	$33,532	$208,061
Digital	36,784	991	—	37,775
Broadcasting	115,757	140	432	116,329
Corporate	(14,865)	—	—	(14,865)

Total Operating Income	$309,768	$3,568	$33,964	$347,300

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$65,657	$—	$(33,532)	$32,125
Digital	7,389	—	—	7,389
Broadcasting	7,880	—	(432)	7,448
Corporate	5,104	—	—	5,104

Total depreciation, amortization and facility consolidation and asset impairment charges	$86,030	$—	$(33,964)	$52,066

Operating Cash Flow (a)
Publishing	$237,749	$2,437	$—	$240,186
Digital	44,173	991	—	45,164
Broadcasting	123,637	140	—	123,777
Corporate	(9,761)	—	—	(9,761)

Total Operating Cash Flow	$395,798	$3,568	$—	$399,366

(a)	Refer to table 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
		Workforce	Facility
	Thirteen	restructuring	consolidation and	Thirteen
	weeks ended	and other benefit	asset impairment	weeks ended
	Dec. 27, 2009	related items	charges	Dec. 27, 2009
Operating Income
Publishing	$188,351	$3,361	$21,219	$212,931
Digital	1,443	—	24,546	25,989
Broadcasting	78,696	—	500	79,196
Corporate	(15,381)	—	—	(15,381)

Total Operating Income	$253,109	$3,361	$46,265	$302,735

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$57,927	$—	$(21,219)	$36,708
Digital	32,955	—	(24,546)	8,409
Broadcasting	8,895	—	(500)	8,395
Corporate	3,612	—	—	3,612

Total depreciation, amortization and facility consolidation and asset impairment charges	$103,389	$—	$(46,265)	$57,124

Operating Cash Flow (a)
Publishing	$246,278	$3,361	$—	$249,639
Digital	34,398	—	—	34,398
Broadcasting	87,591	—	—	87,591
Corporate	(11,769)	—	—	(11,769)

Total Operating Cash Flow	$356,498	$3,361	$—	$359,859

(a)	Refer to table 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 8

					Non-GAAP
	GAAP Measure	Special Items			Measure
		Workforce	Facility
	Fifty-two	restructuring	consolidation and		Fifty-two
	weeks ended	and other benefit	asset impairment		weeks ended
	Dec. 26, 2010	related items	charges	Pension gain	Dec. 26, 2010
Operating Income
Publishing	$647,741	$9,726	$35,720	$—	$693,187
Digital	83,355	1,411	12,535	—	97,301
Broadcasting	329,245	519	8,754	—	338,518
Corporate	(60,646)	—	—	—	(60,646)

Total Operating Income	$999,695	$11,656	$57,009	$—	$1,068,360

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$170,073	$—	$(35,720)	$—	$134,353
Digital	43,313	—	(12,535)	—	30,778
Broadcasting	40,460	—	(8,754)	—	31,706
Corporate	17,039	—	—	—	17,039

Total depreciation, amortization and facility consolidation and asset impairment charges	$270,885	$—	$(57,009)	$—	$213,876

Operating Cash Flow (a)
Publishing	$817,814	$9,726	$—	$—	$827,540
Digital	126,668	1,411	—	—	128,079
Broadcasting	369,705	519	—	—	370,224
Corporate	(43,607)	—	—	—	(43,607)

Total Operating Cash Flow	$1,270,580	$11,656	$—	$—	$1,282,236

(a)	Refer to table 9.

					Non-GAAP
	GAAP Measure	Special Items			Measure
		Workforce	Facility
	Fifty-two	restructuring	consolidation and		Fifty-two
	weeks ended	and other benefit	asset impairment		weeks ended
	Dec. 27, 2009	related items	charges	Pension gain	Dec. 27, 2009
Operating Income
Publishing	$516,328	$27,034	$99,586	$(39,835)	$603,113
Digital	43,295	—	24,546	—	67,841
Broadcasting	216,101	1,237	8,772	—	226,110
Corporate	(56,806)	—	—	—	(56,806)

Total Operating Income	$718,918	$28,271	$132,904	$(39,835)	$840,258

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$255,733	$—	$(99,586)	$—	$156,147
Digital	59,489	—	(24,546)	—	34,943
Broadcasting	42,640	—	(8,772)	—	33,868
Corporate	15,677	—	—	—	15,677

Total depreciation, amortization and facility consolidation and asset impairment charges	$373,539	$—	$(132,904)	$—	$240,635

Operating Cash Flow (a)
Publishing	$772,061	$27,034	$—	$(39,835)	$759,260
Digital	102,784	—	—	—	102,784
Broadcasting	258,741	1,237	—	—	259,978
Corporate	(41,129)	—	—	—	(41,129)

Total Operating Cash Flow	$1,092,457	$28,271	$—	$(39,835)	$1,080,893

(a)	Refer to table 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 9
“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended December 26, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$237,749	$44,173	$123,637	$(9,761)	$395,798
Less:
Depreciation	(28,634)	(3,438)	(7,234)	(5,104)	(44,410)
Amortization	(3,491)	(3,951)	(214)	—	(7,656)
Facility consolidation and asset impairment charges	(33,532)	—	(432)	—	(33,964)

Operating income as reported (GAAP basis)	$172,092	$36,784	$115,757	$(14,865)	$309,768

Thirteen weeks ended December 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$246,278	$34,398	$87,591	$(11,769)	$356,498
Less:
Depreciation	(33,105)	(4,018)	(8,181)	(3,612)	(48,916)
Amortization	(3,603)	(4,391)	(214)	—	(8,208)
Facility consolidation and asset impairment charges	(21,219)	(24,546)	(500)	—	(46,265)

Operating income as reported (GAAP basis)	$188,351	$1,443	$78,696	$(15,381)	$253,109

Fifty-two weeks ended December 26, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$817,814	$126,668	$369,705	$(43,607)	$1,270,580
Less:
Depreciation	(120,209)	(14,417)	(30,849)	(17,039)	(182,514)
Amortization	(14,144)	(16,361)	(857)	—	(31,362)
Facility consolidation and asset impairment charges	(35,720)	(12,535)	(8,754)	—	(57,009)

Operating income as reported (GAAP basis)	$647,741	$83,355	$329,245	$(60,646)	$999,695

Fifty-two weeks ended December 27, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$772,061	$102,784	$258,741	$(41,129)	$1,092,457
Less:
Depreciation	(141,786)	(17,178)	(33,011)	(15,677)	(207,652)
Amortization	(14,361)	(17,765)	(857)	—	(32,983)
Facility consolidation and asset impairment charges	(99,586)	(24,546)	(8,772)	—	(132,904)

Operating income as reported (GAAP basis)	$516,328	$43,295	$216,101	$(56,806)	$718,918